EXHIBIT 2.2



                               AFFILIATE AGREEMENT


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Attention: E. James House, Jr.
           General Counsel and Secretary

Ladies and Gentlemen:

            The undersigned is a stockholder of _______________ ("Target"), a corporation organized and existing under the laws of the State of Delaware and located in ____________, ____________, and will become a stockholder of Union Planters Corporation ("UPC") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of February 22, 1998, by and between UPC and Target (the "Agreement"). Under the terms of the Agreement, Target will merge with and into a wholly-owned subsidiary of UPC organized under the laws of the State of Tennessee (the "Merger"), and the shares of the $2.00 par value common stock of Target ("Target Common Stock") will be converted into shares of the $5.00 par value common stock of UPC ("UPC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and UPC regarding certain rights and obligations of the undersigned in connection with the shares of UPC Common Stock to be received by the undersigned as a result of the Merger.

            In consideration of the Merger and the mutual covenants contained herein, the undersigned and UPC hereby agree as follows:

             1. Affiliate Status. The undersigned understands and agrees that as to Target the undersigned may be deemed to be an "affiliate" under rule 145(c), as defined in Rule 405, of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned understands that the undersigned may be deemed to be an "affiliate" at the time of the Merger; provided, that execution of this Affiliate Agreement should not be construed as an admission by the undersigned that the undersigned is an "affiliate" of Target as described in this Affiliate Agreement or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this Affiliate Agreement.

             2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not, except for transfers to members of the undersigned's family who agree to be bound by the terms of this Affiliate Agreement, by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of UPC Common Stock into which the undersigned's shares of Target Common stock are converted upon consummation of the Merger until such time as UPC notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands


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that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of UPC and Target. UPC agrees that it will publish such results within 45 days after the end of the first fiscal quarter of UPC containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

             3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

                   (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except for transfers to members of the undersigned's family who agree to be bound by the terms of this Affiliate Agreement, by operation of law, by will, under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Target Common Stock beneficially owned by the undersigned as of the date of the stockholders' meeting of Target held to approve the Merger.

                   (b) The UPC Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

                   (c) UPC has informed the undersigned that any distribution by the undersigned of UPC Common Stock has not been registered under the 1933 Act and that shares of UPC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that UPC is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of UPC Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

             4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of UPC Common Stock received by the undersigned pursuant to the Merger will be given to UPC's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance;

                  The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Union Planters Corporation ("UPC") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless


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                  (1) covered by an effective registration statement under the
                  Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of UPC) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of UPC) of the Rules and Regulations of such act, or (3) in accordance with a legal opinion satisfactory to counsel for UPC that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing UPC securities issued subsequent to the original issuance of the UPC Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the UPC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such a manner as to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the UPC Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), UPC, upon the request of the undersigned, will cause the certificates representing the shares of UPC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d).

             5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of UPC Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Target.

             6. Filing of Reports by UPC. UPC agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC, as the same may be amended from time to time, will be satisfied in the event the undersigned desires to transfer any shares of UPC Common Stock issued to the undersigned pursuant to the Merger.

             7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of UPC Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for UPC Common Stock together with such additional information as the transfer agent may reasonably request. If such proposed sale or transfer complies with the requirements of Rule 145(d), UPC shall cause its General Counsel to provide such opinions as may be necessary to UPC's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

             8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Target and UPC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name


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of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of UPC or becomes a director or officer of UPC upon consummation of the Merger, among other things, any sale of UPC Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

             9. Miscellaneous. This Affiliate Agreement is the complete agreement between UPC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Tennessee.


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            This Affiliate Agreement is executed as of the _______ day of
________, 1998.

                                    Very truly yours,




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                                    Signature

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                                    Print Name

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                                    -------------------------------------
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                                    Address


AGREED TO AND ACCEPTED as of
____________, 1998


UNION PLANTERS CORPORATION


By: ____________________________
    E. James House, Jr.
    General Counsel and Secretary



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